UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________________
FORM 8-K
 _____________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): April 14, 2016
 _____________________________
MEDTRONIC PUBLIC LIMITED COMPANY
(Exact name of Registrant as Specified in its Charter)
  _____________________________

Ireland	1-36820	98-1183488
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 On Hatch, Lower Hatch Street Dublin 2, Ireland
(Address of principal executive offices)

+353 1 438-1700
(Registrant’s telephone number, including area code):

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On April 14, 2016, Medtronic plc (the “Company”) announced the initial results and pricing of its previously announced tender offer by its wholly-owned subsidiaries, Medtronic, Inc. (“Medtronic, Inc.”) and Covidien International Finance S.A. (“CIFSA”), for up to $3 billion combined aggregate purchase price for certain of Medtronic, Inc.’s and CIFSA’s outstanding debt securities. The tender offer is being made exclusively pursuant to an offer to purchase dated March 31, 2016 and related letter of transmittal, in each case as amended by the press releases attached to this Current Report on Form 8-K, which set forth the terms and conditions of the tender offer.
Copies of the Company’s press releases announcing the initial results and pricing are attached to this Current Report on Form 8-K as Exhibits 99.1 and 99.2 and are incorporated herein by reference. The information contained in Item 8.01 of this Current Report on Form 8-K and the press releases attached hereto as Exhibits 99.1 and 99.2 are for information purposes only and do not constitute an offer to purchase the Notes.
Item 9.01. Exhibits
(d) List of Exhibits

Exhibit
Number	Description
99.1	Press release of Medtronic plc regarding initial tender offer results, dated April 14, 2016
99.2	Press release of Medtronic plc regarding pricing of tender offer, dated April 14, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDTRONIC PUBLIC LIMITED COMPANY

	By	/s/ Gary L. Ellis
Date: April 14, 2016		Gary L. Ellis
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Press release of Medtronic plc regarding initial tender offer results, dated April 14, 2016
99.2	Press release of Medtronic plc regarding pricing of tender offer, dated April 14, 2016